Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33446, 333-30554, 333-95109, 333-64085, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625, 333-153170 and 333-170249) of Christopher &Banks Corporation of our report dated May 12, 2011 relating to the financial  statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 12, 2011